Exhibit 99.1

For Immediate Release:

Contact:	Stephen Kuchen
732-739-2900, x603
skuchen@pacifichealthlabs.com

PHLI ANNOUNCES SWEEPING CHANGES TO POSITION THE COMPANY FOR PROFITABLE GROWTH IN 2011

Matawan, NJ - October 20, 2010 – PacificHealth Laboratories, Inc. (OTCBB: PHLI), a nutrition technology company, announced today sweeping changes that affect every facet of its business.

Fred Duffner, CEO and President of PacificHealth Laboratories, said, “The past three years have been challenging ones for the Company.  We moved away from our heritage in sports nutrition and invested in the weight management sector.  This has proven to be a costly endeavor that has not improved PHLI value.  We will continue to manage the weight management intellectual property, but our strength was and continues to be sports nutrition. PHLI is recognized as the innovator in sports nutrition.  Our products have been proven superior in the exercise laboratory as well as through the experience of thousands of athletes.  Over the last three years we have not emphasized these products or communicated to our core consumer, the endurance athlete, why our products are exceptional. We also have not introduced cutting-edge new products.”

“Today I am announcing major changes that will help restore our leadership position in the sports nutrition category. I believe these changes will put PacificHealth Laboratories on a firm path to profitable growth in 2011.  Many of these changes take effect immediately.  However, we will not see their full impact until fiscal year 2011.  Here is what we have done:

•
We have reduced our fixed overhead by almost 30%.  This translates to $750,000 annually.  Too much of our fixed overhead had been allocated to areas that produced neither growth nor profits.  The savings will come from elimination of specific cost items, changes in vendors, greater use of outside resources and making sure we take full advantage of every dollar spent.

•	We have streamlined our management team and have instituted measures to enable us to work more efficiently with our contract manufacturers.
•
We plan to increase our marketing investment against our core business seven-fold over 2010 without increasing our total sales and marketing budget.  We have accomplished this by eliminating non-productive line items and reallocating them into our 2011 marketing strategy, which involves every aspect of consumer and trade communication including advertising, promotion, Internet, e-commerce and social media.

•	We have reallocated our sales budget and invested in three dedicated PHLI Regional Sales Managers. This will give us greater and more effective coverage of key retailers.
•	We have reinstituted an aggressive research program that will lead to the introduction of two breakthrough products in 2011.

- more -

•	We have fully implemented new manufacturing and inventory procedures that will allow us to maximize our cash flow.
•
We have reduced our Board from five non-management members to three, thereby reducing Board compensation costs and facilitating quicker decision-making. Compensation for such will be in cash payments only moving forward.”

“To summarize, in 2011 PHLI will be a lean, energized and highly motivated sales and marketing organization firmly focused on growing our endurance business with existing and cutting-edge new products.  Our loyal shareholders have been extremely patient.  In 2011, I am confident that their patience will be rewarded.”

About PacificHealth:

PacificHealth Laboratories, Inc. (PHLI.OB), a leading nutrition technology company, has been a pioneer in discovering, developing and commercializing patented, protein-based nutritional products that stimulate specific peptides involved in appetite regulation and that activate biochemical pathways involved in muscle performance and growth. PHLI’s principal areas of focus include sports performance and weight loss. To learn more, visit www.pacifichealthlabs.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements."  These statements can be identified by introductory words such as "expects," "plans," "will," "estimates,”, "forecasts,” "projects," or words of similar meaning and by the fact they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing new products and their potential.  Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such as general economic conditions, consumer product acceptance and competitive products, and others of which are not.  No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

# # #